Exhibit 5.1

April 16, 2014

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700, LB 82

Dallas, TX 75251

Ladies and Gentlemen:

We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the “Company”), EXCO Services, Inc., a Delaware corporation (“EXCO Services”), EXCO Partners GP, LLC, a Delaware limited liability company (“EXCO Partners”), EXCO GP Partners Old, LP, a Delaware limited partnership (“EXCO Old”), EXCO Partners OLP GP, LLC, a Delaware limited liability company (“OLP GP”), EXCO Operating Company, LP, a Delaware limited partnership (“EXCO Operating”), EXCO Midcontinent MLP, LLC, a Delaware limited liability company (“EXCO Midcontinent”), EXCO Holding (PA), Inc., a Delaware corporation (“EXCO Holding”), EXCO Production Company (PA), LLC, a Delaware limited liability company (“EXCOPA”), EXCO Production Company (WV), LLC, a Delaware limited liability company (“EXCOWV”), EXCO Equipment Leasing, LLC, a Delaware limited liability company (“EXCO Leasing”), EXCO Resources (XA), LLC, a Delaware limited liability company (“EXCOXA”), EXCO Land Company, LLC, a Delaware limited liability company (“EXCOLC”), and EXCO Holding MLP, Inc., a Texas corporation (“EXCO Holding MLP” and, together with EXCO Services, EXCO Partners, EXCO Old, OLP GP, EXCO Operating, EXCO Midcontinent, EXCO Holding, EXCOPA, EXCOWV, EXCO Leasing, EXCOXA and EXCOLC, the “Guarantors”), in connection with the public offering and issuance of $500,000,000 principal amount of the Company’s 8.500% Senior Notes due 2022 (the “Notes”) and guaranties thereof (the “Guaranties” and, together with the Notes, the “Securities”) by the Guarantors. The Securities are being issued and sold by the Company pursuant to a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on April 8, 2014 (File No. 333-195126), as supplemented by that certain prospectus supplement dated April 8, 2014 (the “Prospectus Supplement”).

The Securities were offered and sold under that certain Indenture (the “Base Indenture”), dated as of September 15, 2010, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 15, 2010, by and between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by that certain Third Supplemental Indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) entered into by the Company, as issuer, the Guarantors, as guarantors, and the Trustee, as trustee, which is filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on April 16, 2014 (the “Form 8-K”).

The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware Limited Partnership Act (the “DLPA”), (ii) the laws of the State of Texas (including the statutory provisions and the reported judicial interpretations of the state laws of the State of Texas) and (iii) the laws of the State of New York (including the statutory provisions and reported judicial

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April 16, 2014

decisions interpreting the state laws of the State of New York), in each case as currently in effect. The Base Indenture and the Securities are governed by the laws of the State of New York.

In connection therewith, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following: (i) the certificate of incorporation and bylaws, certificate of formation and limited liability company agreement, certificate of limited partnership and limited partnership agreement, or similar organizational documents, as applicable, of the Company and each of the Guarantors (each as has been amended to date); (ii) certain resolutions adopted by the boards of directors of the Company and the Guarantors which are corporations, the pricing committee of the board of directors of the Company, the general partners of the Guarantors which are limited partnerships and the managers, members or board of directors, as applicable, of the Guarantors which are limited liability companies with respect to the issuance by the Company of the Notes and the issuance by the Guarantors of the Guaranties; (iii) the Registration Statement and all exhibits thereto; (iv) the Prospectus Supplement; (v) the Base Indenture; (vi) the Third Supplemental Indenture; (vii) the form of global note representing the Notes; and (viii) such other documents and instruments as we have deemed necessary and advisable for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations and warranties and other information contained in the items we examined. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company or the Guarantors, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company, the Guarantors or governmental officials.

In connection with this opinion letter, we have assumed that all Securities to be offered and sold by the Company pursuant to the Registration Statement will be issued and sold in compliance with the applicable federal and state securities laws and in the manner stated in (and in amounts permitted by) the Registration Statement and the Prospectus Supplement.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that upon (i) the Securities having been established in accordance with the Third Supplemental Indenture and duly authenticated by the Trustee and (ii) due execution, issuance and delivery of the Securities against payment of the consideration therefor specified in the underwriting agreement, dated as of April 11, 2014, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several underwriters listed in Schedule 1 thereto (the “Underwriting Agreement”), and otherwise in accordance with the Indenture and the Underwriting Agreement:

(a)    the Notes will constitute valid and legally binding obligations of the Company; and

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April 16, 2014

(b)    each Guarantor’s Guaranty will constitute the valid and legally binding obligation of such Guarantor as to the Notes.

The opinions are subject to the effects of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, (iii) general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity), concepts of materiality, reasonableness, good faith and fair dealing, conscionability, general matters of public policy and other similar doctrines affecting the enforceability of agreements generally and the discretion of the court before which any proceeding therefore may be brought, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies and (v) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K that is incorporated by reference into the Registration Statement and to the reference to our firm under the caption “Legal matters” in the Prospectus Supplement, which constitutes a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP